UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Yezan Haddadin

On March 23, 2018, Yezan Haddadin, a Class II director of the Board of Directors (the “Board”) of Oncobiologics, Inc. (the “Company”), and member of the Board’s Audit Committee, resigned his position as a director of the Company and all Board committees upon which he served. Mr. Hadaddin’s resignation was not due to any disagreement with the Board or the Company.

Appointment of Joerg Windisch, Ph.D.

On March 23, 2018 and effective upon Mr. Haddadin’s resignation, the Board appointed Joerg Windisch, Ph.D. to serve as a Class II director to serve the remainder of Mr. Haddadin’s term, e.g., until the Company’s 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. In connection with Dr. Windisch’s appointment to the Board, the Board appointed Mr. Thomas to its Audit Committee, with Dr. Windisch appointed to the Compensation Committee, replacing Mr. Thomas.

Dr. Windisch was nominated to fill the vacancy, and appointed to the vacancy created by Mr. Haddadin’s departure, pursuant to that certain Investor Rights Agreement dated as of September 11, 2017, by and between the Company and GMS Tenshi Holdings Pte. Limited (“GMS Tenshi”), pursuant to which GMS Tenshi has certain contractual rights to appoint directors based on its percentage ownership of the Company’s outstanding common stock on a fully diluted as-converted basis, as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 11, 2017.

There are no family relationships between Dr. Windisch and any director or executive officer of the Company.

Dr. Windisch will be compensated pursuant to the Company’s non-employee director compensation policy (the “Policy”), as adopted in January 2016. Under the Policy, Dr. Windisch will receive an annual retainer of $35,000 for his service as a director and $5,000 for his service as a member of the Board’s Compensation Committee, payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. In addition, pursuant to the Policy, on March 23, 2018, Dr. Windisch was granted a stock option to purchase 25,000 shares of the Company’s common stock, which vests 33.33% on the first, second and third anniversaries of the grant date, such that 100% of the shares underlying the option shall be vested on the four-year anniversary of the grant date, subject to his providing continued services through such date. The Company also entered into its standard form of indemnity agreement with Dr. Windisch, which is filed as Exhibit 10.12 to the Company’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016.

Item 8.01	Other Events

On March 27, 2018, the Company issued a press release announcing the resignation of Mr. Haddadin and appointment of Dr. Windisch, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.
Date: March 27, 2018	By: /s/ Lawrence A. Kenyon Lawrence A. Kenyon Chief Financial Officer